UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

ACE SECURITIES CORP.

(as depositor under the Pooling and Servicing Agreement,
dated as of May 1, 2007, providing for the issuance of
ACE Securities Corp. Home Equity Loan Trust, Series 2007-ASAP2, Asset Backed Pass Through Certificates)

ACE Securities Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-141008-03	56-2088493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6525 Morrison Blvd., Suite 318, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 365 0569

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On May 30, 2007, a series of certificates, entitled ACE Securities Corp. Home Equity Loan Trust, Series 2007-ASAP2, Asset Backed Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of May 1, 2007 (the “Agreement”), attached hereto as Exhibit 4.1, among ACE Securities Corp. as depositor (the “Depositor”), Wells Fargo Bank, National Association as master servicer and securities administrator, Ocwen Loan Servicing, LLC as servicer and HSBC Bank USA, National Association as trustee (the “Trustee”). The Certificates consist of seventeen classes of certificates (collectively, the “Certificates”), designated as the “Class A-1 Certificates”, “Class A-2A Certificates”, “Class A-2B Certificates”, “Class A-2C Certificates”, “Class A-2D Certificates”, “Class M-1 Certificates”, “Class M-2 Certificates”, “Class M-3 Certificates”, “Class M-4 Certificates”, “Class M-5 Certificates”, “Class M-6 Certificates”, “Class M-7 Certificates”, “Class M-8 Certificates”, “Class M-9 Certificates”, “Class CE Certificates”, “Class P Certificates” and “Class R Certificates”. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of a pool of mortgage loans (the “Mortgage Pool”) of conventional, one- to four- family, adjustable rate and fixed rate, first lien and second lien mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $585,848,469 as of May 1, 2007 (the “Cut-off Date”). The Mortgage Loans were purchased pursuant to the Mortgage Loan Purchase Agreement, dated May 30, 2007, between DB Structured Products, Inc. as seller and the Depositor (the “Mortgage Loan Purchase Agreement”). The Class A-1 Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates were sold by Depositor pursuant to the Second Amended and Restated Underwriting Agreement, dated June 24, 1999, as amended and restated to and including January 25, 2006, between the Depositor and Deutsche Bank Securities Inc., and the Terms Agreement, dated May 23, 2007 (collectively, the “Underwriting Agreement”), between the Depositor and Deutsche Bank Securities Inc.

The Certificates have the following initial Certificate Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate
A-1	$196,819,000	One-Month LIBOR + 0.19%(2)(3)
A-2A	$121,892,000	One-Month LIBOR + 0.09%(2)(3)
A-2B	$38,458,000	One-Month LIBOR + 0.17%(2)(3)
A-2C	$47,807,000	One-Month LIBOR + 0.22%(2)(3)
A-2D	$34,705,000	One-Month LIBOR + 0.28%(2)(3)
M-1	$23,141,000	One-Month LIBOR + 0.28%(2)(3)
M-2	$21,676,000	One-Month LIBOR + 0.30%(2)(3)
M-3	$12,889,000	One-Month LIBOR + 0.35%(2)(3)
M-4	$11,131,000	One-Month LIBOR + 0.48%(2)(3)
M-5	$10,545,000	One-Month LIBOR + 0.62%(2)(3)
M-6	$9,666,000	One-Month LIBOR + 0.92%(2)(3)
M-7	$9,666,000	One-Month LIBOR + 1.95%(2)(3)
M-8	$9,081,000	One-Month LIBOR + 2.50%(2)(3)
M-9	$8,202,000	One-Month LIBOR + 2.50%(2)(3)

(1)	Approximate.

(2)
The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in the prospectus supplement under “Description of the Certificates-Pass-Through Rates.”

(3)
After the first possible optional termination date, the margins applicable to the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will increase by the lesser of (i) the product of the applicable margin and 50% and (ii) 0.50%.

The Certificates, other than the Class CE, Class P and Class R Certificates, and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated May 23, 2007 (the “Prospectus Supplement”), and the Prospectus, dated May 9, 2007, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class CE, Class P and the Class R Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description
4.1
Pooling and Servicing Agreement, dated as of May 1, 2007, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, Ocwen Loan Servicing, LLC, as Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2007-ASAP2 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 22, 2007

ACE SECURITIES CORP.

By:	/s/ Evelyn Echevarria
Name:	Evelyn Echevarria
Title:	Vice President

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Pooling and Servicing Agreement, dated as of May 1, 2007, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, Ocwen Loan Servicing, LLC, as Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2007-ASAP2 Certificates.	7